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                                                                   Exhibit 11.01

                             CARDINAL HEALTH, INC.
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        Fiscal Quarter Ended              Nine Months Ended
                                                   ------------------------------  -------------------------------
                                                      March 31,       March 31,       March 31,        March 31,
                                                        1997            1996            1997             1996
                                                   --------------  --------------  --------------   --------------
PRIMARY:

Net earnings available for Common Shares           $       36,228  $       44,691  $      119,229   $      106,620
                                                   ==============  ==============  ==============   ==============

Average shares outstanding                                108,194         100,871         106,646           99,869

Dilutive effect of stock options                            2,052           1,917           2,065            1,894
                                                   --------------  --------------  --------------   --------------

Weighted average number of Common
   Shares outstanding                                     110,246         102,788         108,711          101,763
                                                   ==============  ==============  ==============   ==============

Primary earnings per Common Share                  $         0.33  $         0.43  $         1.10   $         1.05
                                                   ==============  ==============  ==============   ==============

FULLY DILUTED:

Net earnings available for Common Shares           $       36,228  $       44,691  $      119,229   $      106,620

Convertible note interest, net of tax effect                   --              73              --              270
                                                   --------------  --------------  --------------   --------------

Fully diluted net earnings available               $       36,228  $       44,764   $     119,229   $      106,890
                                                   ==============  ==============  ==============   ==============

Average shares outstanding                                108,194         100,871         106,646           99,869

Dilutive effect of stock options                            2,053           2,256           2,163            2,077

Assumed conversion of convertible notes                        --             725              --              956
                                                   --------------  --------------  --------------   --------------

Weighted average number of Common
   Shares outstanding                                     110,247         103,852         108,809          102,902
                                                   ==============  ==============  ==============   ==============

Fully diluted earnings per Common Share            $         0.33  $         0.43  $         1.10   $         1.04
                                                   ==============  ==============  ==============   ==============


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